Exhibit 99.906CERT

CERTIFICATION UNDER SECTION 906 OF SARBANES-OXLEY ACT OF 2002

Name of Issuer: First Eagle Credit Opportunities Fund

In connection with the Report on Form N-CSR for the above named issuer, the undersigned hereby certifies, to the best of his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: September 7, 2023	/s/ Mehdi Mahmud
MEHDI MAHMUD
Principal Executive Officer

Date: September 7, 2023	/s/ Joseph T. Malone
JOSEPH T. MALONE
Principal Financial Officer